 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 1997
                                                      REGISTRATION NO.333-18405
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                             SAMSONITE CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                               36-351156
 (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

                            11200 EAST 45TH AVENUE
                               DENVER, CO 80239
                                (303) 373-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                                JOHN P. MURTAGH
                         CHIEF ADMINISTRATIVE OFFICER
                            11200 EAST 45TH AVENUE
                               DENVER, CO 80239
                                (303) 373-2000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:

  GREGORY A. FERNICOLA, ESQ.        JEFFREY M. KNETSCH           BRUCE MENDELSOHN, ESQ.
SKADDEN, ARPS, SLATE, MEAGHER    BROWNSTEIN, HYATT, FARBER          KAY TATUM, ESQ.
        & FLOM LLP                   & STRICKLAND, P.C.        AKIN, GUMP, STRAUSS, HAUER
     919 THIRD AVENUE                 410 17TH STREET               & FELD, L.L.P.
  NEW YORK, NEW YORK 10022        DENVER, COLORADO 80202      1333 NEW HAMPSHIRE AVE., N.W.
      (212) 735-3000                  (303) 534-6335              WASHINGTON, D.C. 20036
                                                                       (202) 887-4000

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                          PROPOSED        PROPOSED
                            AMOUNT        MAXIMUM          MAXIMUM
    TITLE OF SHARES          TO BE     OFFERING PRICE     AGGREGATE        AMOUNT OF
    TO BE REGISTERED     REGISTERED(1)  PER SHARE(2)  OFFERING PRICE(2) REGISTRATION FEE
----------------------------------------------------------------------------------------
Common Stock, $.01 par
 value..................   8,605,471      $35.8125      $308,183,430       $93,389(3)

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(1) Includes an aggregate of 782,315 shares of Common Stock that the
    Underwriters have the option to purchase from the Company and the Selling Stockholders to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the amount of the registration fee and based on the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market System on December 17, 1996 pursuant to Rule 457(c) under the Securities Act.
(3) Previously paid.

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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

                               EXPLANATORY NOTE

  This Amendment No. 2 is filed for the purposes of filing certain exhibits to the Registration Statement (Registration No. 333-18405) and updating information in Part II of the Registration Statement. The Prospectus constituting part of the Registration Statement has been omitted from this Amendment No. 2 as no changes have been made to the Prospectus previously filed on January 8, 1997.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      SEC registration fee ......................................... $   93,389
      NASD filing fee...............................................     30,500
      Printing and engraving expenses...............................    175,000
      Accountants' fees and expenses ...............................     90,000
      Attorneys' fees and expenses..................................    150,000
      Miscellaneous ................................................    661,111
                                                                     ----------
          Total..................................................... $1,200,000
                                                                     ==========

  The Company will pay all of such expenses. All of the foregoing expenses are estimated except the SEC registration fee and the NASD filing fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

CERTIFICATE OF INCORPORATION AND BY-LAWS

  The Company's Certificate of Incorporation provides that each person who is or was or had agreed to become a director or officer of the Company, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors of the Company as an employee or agent of the Company or as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by the Company, in accordance with the Company's By-Laws, to the full extent permitted by the Delaware General Corporation Law (the "DGCL"), as the same exists or may in the future be amended from time to time. The Company's Certificate of Incorporation also specifically authorizes the Company to enter into agreements with any person providing for indemnification greater or different from that provided by the Company's Certificate of Incorporation.

  The Company's By-Laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Company is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or otherwise or of a partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent acting in furtherance of the Plan or otherwise, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL as the same exists or may in the future be amended from time to time, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators; however, except as described in the next paragraph with respect to Proceedings seeking to enforce rights to indemnification, the Company will indemnify any such person seeking indemnification with the Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company.

  Pursuant to the Company's By-Laws, if a claim described in the preceding paragraph is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. The

Company's By-Laws provide that it will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The Company's By-Laws provide that following any "change in control" of the Company of the type required to be reported under Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended, any determination as to entitlement to indemnification will be made by independent legal counsel selected by the claimant which independent legal counsel will be retained by the Board of Directors on behalf of the Company.

  The Company's By-Laws provide that the right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in the Company's By-Laws will not be exclusive of any other right which any person may have or may in the future acquire under any statute, provision of the Company's Certificate of Incorporation, the Company's By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. The Company's By-Laws permit the Company to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL. In addition, the Company's By-Laws authorize the Company, to the extent authorized from time to time by the Company's Board of Directors, to grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any Proceeding in advance of its final disposition, to any agent of the Company to the fullest extent of the provisions of the Company's By-Laws with respect to the indemnification and advancement of expenses of directors, officers and employees of the Company.

  The Company's By-Laws provide that the right to indemnification conferred therein will be a contract right and will include the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition, except that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, will be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under the Company's By-Laws or otherwise.

INDEMNIFICATION AGREEMENTS

  The Company has entered into indemnification agreements with certain of the Company's directors and officers. The indemnification agreements require, among other things, the Company to indemnify the officers and directors to the fullest extent permitted by law, and to advance to such directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company will also indemnify and advance all expenses incurred by such directors and officers seeking to enforce their rights under the indemnification agreements, and cover directors and officers under the Company's directors' and officers' liability insurance. Although such indemnification agreements will offer substantially the same scope of coverage afforded by provisions in the Company's Certificate of Incorporation and the Company's By-Laws, they provide greater assurance to directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors of the Company or by the stockholders to eliminate the rights provide therein. Indemnification for officers of the Company is or will be provided for in their respective employment agreements.

ITEM 16. EXHIBITS.

 EXHIBIT
 NUMBER   DESCRIPTION
 -------  -----------
    1.1   Form of U.S. Purchase Agreement.
    1.2   Form of International Purchase Agreement.
    5.1   Opinion of Skadden, Arps, Slate, Meager & Flom LLP.
   23.1   Consent of Skadden, Arps, Slate, Meager & Flom LLP (included in Exhibit 5.1).
   23.2   Consent of KPMG Peat Marwick LLP.
   24.1   Power of Attorney.*

--------

* Previously filed.

ITEM 17. UNDERTAKINGS

  (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Common Stock being registered, the registrant, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (b) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN DENVER, COLORADO ON JANUARY 31, 1997

                                          Samsonite Corporation

                                                    /s/ John P. Murtagh
                                          By:__________________________________
                                            Name: John P. Murtagh
                                            Director Chief Administrative
                                                   Officer and Secretary

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                      DIRECTOR                DATE

                  *                    President, Chief
-------------------------------------   Executive Officer        January 31,
         RICHARD R. NICOLOSI            and Director              1997

                  *                    Chief Financial
-------------------------------------   Officer and              January 31,
          THOMAS R. SANDLER             Treasurer                 1997
                                        (principal
                                        financial and
                                        accounting officer)

                  *                    Director
-------------------------------------                            January 31,
          R. THEODORE AMMON                                       1997

                  *                    Director
-------------------------------------                            January 31,
            BERNARD ATTAL                                         1997

                  *                    Director
-------------------------------------                            January 31,
            LEON D. BLACK                                         1997

                  *                    Director
-------------------------------------                            January 31,
           ROBERT H. FALK                                         1997

              SIGNATURE                       DIRECTOR               DATE

                                        Director
-------------------------------------
            CARL C. ICAHN

                  *                     Director
-------------------------------------                            January 31,
          MARK H. RACHESKY                                        1997

                  *                     Director
                                                                 January 31,
                                                                  1997

-------------------------------------
           ROBERT L. ROSEN
                  *                     Director
-------------------------------------                            January 31,
            MARC J. ROWAN                                         1997

                  *                     Director
-------------------------------------                            January 31,
          STEPHEN J. SOLARZ                                       1997

         /s/ John P. Murtagh
*By: ________________________________
           JOHN P. MURTAGH
          Attorney-in-Fact

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                    DESCRIPTION
 -------                                   -----------
    1.1   Form of U.S. Purchase Agreement.
    1.2   Form of International Purchase Agreement.
    5.1   Opinion of Skadden, Arps, Slate, Meager & Flom LLP.
   23.1   Consent of Skadden, Arps, Slate, Meager & Flom LLP (included in Exhibit 5.1).
   23.2   Consent of KPMG Peat Marwick LLP.
   24.1   Power of Attorney.*

* Previously filed.